UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
______________________________________________________________________

FORM  8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2023

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17450 College Parkway,	Livonia,	Michigan	48152
(Address of Principal Executive Offices)			(Zip Code)
(313) 274-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Masco Corporation (the “Company”) entered into an agreement dated May 31, 2023 with John G. Sznewajs, the Company’s Vice President, Chief Financial Officer, in connection with his previously announced retirement from the Company on May 31, 2023. Pursuant and subject to the agreement, Mr. Sznewajs will be entitled to the following compensation following the conclusion of his employment: (i) payment of a 2023 cash bonus based on his individual target opportunity and the Company’s 2023 annual performance, prorated through his last day of employment with the Company, (ii) payment of the cash equivalent of a 2023 restricted stock unit award based on his individual target opportunity and the Company’s 2023 annual performance, prorated through his last day of employment with the Company, and (iii) a share award under each of the 2021-2023 Long-Term Incentive Program (“LTIP”), 2022-2024 LTIP and 2023-2025 LTIP, if the established performance goals for the respective LTIP are met and prorated to reflect the time Mr. Sznewajs was employed during each applicable performance period. In addition, Mr. Sznewajs’ unvested restricted stock awards granted prior to 2020 will vest following his retirement, and he will have the right to exercise the vested portion of his stock options for 90 days following his retirement date (subject to the maximum term for the options).

At the Company’s request, following his retirement from the Company, Mr. Sznewajs has agreed to provide consulting services to the Company for the one-year period beginning on June 1, 2023 and ending on May 31, 2024, for which he will be compensated $500 per hour, pursuant to and subject to an agreement dated May 31, 2023 with the Company.

On May 31, 2023, the Company’s Board of Directors appointed Mr. Jonathon Nudi as a Class I Director effective June 1, 2023. He will serve on the Audit Committee and on the Corporate Governance and Nominating Committee of the Company’s Board of Directors. Mr. Nudi, 52, has served as the Group President, North America Retail of General Mills, Inc. since 2017. He joined General Mills, Inc. in 1993, serving in various leadership positions in the United States and Europe. There are no understandings or arrangements between Mr. Nudi and any other person pursuant to which Mr. Nudi was selected as a director of the Company. Mr. Nudi has no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Nudi has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, the Board determined that Mr. Nudi satisfies the applicable independence requirements set forth in the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission. For his service on the Company’s Board of Directors, Mr. Nudi will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION

By:	/s/ David A. Chaika
Name:	David A. Chaika
Title:	Vice President, Interim Chief Financial Officer, Treasurer and Investor Relations

June 1, 2023